Exhibit 99.1

CORRECTING and REPLACING: Nutanix Reports Third Quarter Fiscal 2023 Financial Results

Delivers Outperformance Across All Fiscal Q3’23 Guided Metrics

Completes Audit Committee Investigation and Files Form 10-Q for Fiscal Q2’23

CORRECTION...by Nutanix, Inc.

SAN JOSE, Calif.--(BUSINESS WIRE)--May 24, 2023--This press release corrects a prior version published on May 24, 2023. Subsequent to the issuance of its third quarter earnings release issued on May 24, 2023, Nutanix, Inc. determined that a total of $10.2 million of withholding taxes due upon the vesting of certain employee RSUs which were satisfied by net share settlement on a one-time basis was incorrectly recorded as expense for the fiscal quarter ended April 30, 2023 ($9.3 million of which was incorrectly recorded as operating expense and $0.9 million of which was incorrectly recorded as cost of revenue) instead of a reduction to additional paid-in capital as of April 30, 2023. This corrected press release reflects corrections to address this error.

The updated release reads:

NUTANIX REPORTS THIRD QUARTER FISCAL 2023 FINANCIAL RESULTS

Delivers Outperformance Across All Fiscal Q3’23 Guided Metrics

Completes Audit Committee Investigation and Files Form 10-Q for Fiscal Q2’23

Nutanix, Inc. (NASDAQ: NTNX), a leader in hybrid multicloud computing, today announced financial results for its third quarter ended April 30, 2023.

“Our business performed well in the third quarter against an uncertain macro backdrop, as the value proposition of our cloud platform continued to resonate with customers,” said Rajiv Ramaswami, President and CEO of Nutanix. “We are also pleased to have completed the Audit Committee investigation regarding third-party software usage and to have filed our Form 10-Q for our second quarter of fiscal 2023.”

“Our third quarter results continued to demonstrate a good balance of growth and profitability, resulting in year-to-date ACV Billings growth exceeding 20%, combined with strong year-to-date free cash flow generation,” said Rukmini Sivaraman, CFO of Nutanix. “We continue to execute on our growing base of subscription renewals and remain focused on sustainable, profitable growth.”

Additionally, upon conclusion of its investigation related to third-party software usage, the Audit Committee determined that evaluation software from two software providers was used in a non-compliant manner over a multi-year period and that certain employees had concealed this non-compliant use of evaluation software in violation of the Company’s code of business conduct and ethics and other policies.

As a result of the investigation, the Company also identified a material weakness in its internal control over financial reporting, which resulted in an immaterial understatement of operating expenses and accrued expenses and other current liabilities for prior periods beginning in August 2014. The Company has accounted for the estimated financial impact of this past non-compliant usage of software from these two vendors by recording cumulative estimated expenses of $11 million as of the second quarter of fiscal 2023, which represents an estimated amount of future payments for past non-compliant usage of software from these two vendors, accrued over a multi-year period. The Company has accordingly also corrected the prior period financials presented in the Form 10-Q for its second quarter of fiscal 2023 filed today.

The Company expects the incremental ongoing annual impact to operating expenses of this third-party software usage to be approximately in the low-single-digit millions of dollars. The Company is also implementing, or plans on implementing, remedial measures, including remedial measures to address the material weakness and strengthen its overall internal control over financial reporting.

Additional information, including the complete results for the second quarter of fiscal 2023 and information about the estimated financial impact and remedial measures related to the third-party software review, can be found in the Form 10-Q for the second quarter of fiscal 2023.

Third Quarter Fiscal 2023 Financial Summary

	Q3 FY’23	Q3 FY’22*	Y/Y Change
Annual Contract Value (ACV)[1] Billings	$239.8 million	$204.7 million	17%
Annual Recurring Revenue (ARR)[2]	$1.47 billion	$1.11 billion	32%
Average Contract Term[3]	3.0 years	3.2 years	(0.2) year
Revenue[4]	$448.6 million	$403.7 million	11%
GAAP Gross Margin	81.6%	80.2%	140 bps
Non-GAAP Gross Margin	84.0%	83.3%	70 bps
GAAP Operating Expenses	$424.8 million	$416.5 million	2%
Non-GAAP Operating Expenses	$359.8 million	$342.1 million	5%
GAAP Operating Loss	$(58.6) million	$(92.7) million	$34.1 million
Non-GAAP Operating Income (Loss)	$17.2 million	$(5.8) million	$23.0 million
GAAP Operating Margin	(13.1)%	(23.0)%	9.9% pts
Non-GAAP Operating Margin	3.8%	(1.4)%	5.2% pts
Net Cash Provided by (Used in) Operating Activities	$74.5 million	$(3.2) million	$77.7 million
Free Cash Flow	$52.7 million	$(20.1) million	$72.8 million

*Q3 FY’22 results reflect the correction of an immaterial error in the reporting of expenses for software licenses and support. Reconciliation between the corrected Q3 FY’22 results and the Q3 FY’22 results as originally reported is provided in the tables of this press release.

Reconciliations between GAAP and non-GAAP financial measures and key performance measures, to the extent available, are provided in the tables of this press release.

Recent Company Highlights

  Announced Webcast Information for Investor Day 2023: Nutanix announced it will be holding its Investor Day 2023 in New York City on September 26, 2023. The event will be webcast live beginning at 12:30 p.m. ET / 9:30 a.m. PT Interested parties can access the webcast on the Company’s Investor Relations website here.
  Released Fifth Global Enterprise Cloud Index (ECI) report: Nutanix announced the findings of its fifth ECI survey and research report, which measures enterprise progress with cloud adoption. Feedback from 1,450 IT decision-makers around the world showed that organizations want a single hybrid multicloud platform to run applications and manage data across diverse IT environments.
  Nutanix Unifies Data Services Across Hybrid Multicloud Environments: Nutanix announced new capabilities in the Nutanix Cloud Platform to enable customers to integrate data management of containerized and virtualized applications on-premises, on public cloud, and at the edge. This includes comprehensive data services for Kubernetes applications as well as cross-cloud data mobility.
  Nutanix Announces Nutanix Central, Cloud to Edge Management Solution: Nutanix announced Nutanix Central, a cloud-delivered solution that provides a single console for visibility, monitoring, and management across public cloud, on-premises, hosted or edge infrastructure. This will extend the universal cloud operating model of the Nutanix Cloud Platform to break down silos and simplify consistently managing apps and data anywhere.
  Project Beacon: Nutanix Announces Vision for Hybrid Multicloud Platform-as-a-Service: Nutanix announced Project Beacon, a multi-year effort to deliver a portfolio of data-centric Platform as a Service (PaaS) level services available natively anywhere – including on Nutanix or on native public cloud. With a vision of decoupling the application and its data from the underlying infrastructure, Project Beacon aims to enable developers to build applications once and run them anywhere.

Fourth Quarter Fiscal 2023 Outlook

ACV Billings	$240 - $250 million
Revenue	$470 - $480 million
Non-GAAP Gross Margin	~84%
Non-GAAP Operating Margin	9% to 10%
Weighted Average Shares Outstanding (Diluted)	Approximately 282 million

Fiscal 2023 Outlook

ACV Billings	$915 - $925 million
Revenue	$1.84 - $1.85 billion
Non-GAAP Gross Margin	~84%
Non-GAAP Operating Margin	6% to 7%

Supplementary materials to this press release, including our third quarter fiscal 2023 earnings presentation, can be found at https://ir.nutanix.com/company/financial.

Reconciliations between GAAP and non-GAAP financial measures and key performance measures, to the extent available, are provided in the tables of this press release.

Webcast and Conference Call Information

Nutanix executives will discuss the Company’s third quarter fiscal 2023 financial results on a conference call at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. Interested parties may access the conference call by registering at this link to receive dial in details and a unique PIN number. The conference call will also be webcast live on the Nutanix Investor Relations website at ir.nutanix.com. An archived replay of the webcast will be available on the Nutanix Investor Relations website at ir.nutanix.com shortly after the call.

Definitions and Total Revenue Impact

1Annual Contract Value, or ACV, is defined as the total annualized value of a contract, excluding amounts related to professional services and hardware. The total annualized value for a contract is calculated by dividing the total value of the contract by the number of years in the term of such contract, using, where applicable, an assumed term of five years for contracts that do not have a specified term. ACV Billings, for any given period, is defined as the sum of the ACV for all contracts billed during the given period.

2Annual Recurring Revenue, or ARR, for any given period, is defined as the sum of ACV for all non life-of-device contracts in effect as of the end of a specific period. For the purposes of this calculation, we assume that the contract term begins on the date a contract is booked, unless the terms of such contract prevent us from fulfilling our obligations until a later period, and irrespective of the periods in which we would recognize revenue for such contract.

3Average Contract Term represents the dollar-weighted term, calculated on a billings basis, across all subscription and life-of-device contracts, using an assumed term of five years for life-of-device licenses, executed in the period.

4Revenue was negatively impacted by a year-over-year decline in the average contract term associated with Nutanix’s ongoing transition to a subscription-based business model.

Non-GAAP Financial Measures and Other Key Performance Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, this press release includes the following non-GAAP financial and other key performance measures: non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, free cash flow, Annual Contract Value Billings (or ACV Billings), Annual Recurring Revenue (or ARR), and Average Contract Term. In computing non-GAAP financial measures, we exclude certain items such as stock-based compensation and the related income tax impact, costs associated with our acquisitions (such as amortization of acquired intangible assets, income tax-related impact, and other acquisition-related costs), impairment and early exit of operating lease-related assets, restructuring charges, litigation settlement accruals and legal fees related to certain litigation matters, the change in fair value of the derivative liability, the amortization of the debt discount and issuance costs, interest expense related to convertible senior notes, loss on debt extinguishment, and other non-recurring transactions and the related tax impact. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), and non-GAAP operating margin are financial measures which we believe provide useful information to investors because they provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. Free cash flow is a performance measure that we believe provides useful information to our management and investors about the amount of cash generated by the business after necessary capital expenditures, and we define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. ACV Billings is a performance measure that we believe provides useful information to our management and investors as it allows us to better track the topline growth of our business during our transition to a subscription-based business model because it takes into account variability in term lengths. ARR is a performance measure that we believe provides useful information to our management and investors as it allows us to better track the topline growth of our subscription business because it takes into account variability in term lengths. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, and free cash flow are not substitutes for gross margin, operating expenses, operating income (loss), operating margin, or net cash provided by (used in) operating activities, respectively. There is no GAAP measure that is comparable to ACV Billings, ARR, or Average Contract Term, so we have not reconciled the ACV Billings, ARR, or Average Contract Term data included in this press release to any GAAP measure. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures and key performance measures to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of GAAP to Non-GAAP Profit Measures” and “Reconciliation of GAAP Net Cash Provided By Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business. This press release also includes the following forward-looking non-GAAP financial measures as part of our fourth quarter fiscal 2023 outlook and/or our fiscal 2023 outlook: non-GAAP gross margin and non-GAAP operating margin. We are unable to reconcile these forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures without unreasonable efforts, as we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact the GAAP financial measures for these periods but would not impact the non-GAAP financial measures.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including, but not limited to, statements regarding: our business plans, strategies, initiatives, vision, objectives, and outlook (including our growth plan) as well as our ability to execute thereon successfully and in a timely manner and the benefits and impact thereof on our business, operations, and financial results (including our fourth quarter fiscal 2023 outlook, our fiscal 2023 outlook, our expectations regarding sustainable, profitable growth); our expectations regarding the incremental ongoing annual impact to operating expenses of the third-party software usage matter; our plans to implement remedial measures, including remedial measures to address the identified material weakness and strengthen our overall internal control over financial reporting; our plans for, and the timing of, any current and future business model transitions, including our ongoing transition to a subscription-based business model, our ability to manage, complete or realize the benefits of such transitions successfully and in a timely manner, and the short-term and long-term impacts of such transitions on our business, operations and financial results; the competitive market, including our competitive position and ability to compete effectively, the competitive advantages of our products, our projections about our market share and opportunity, and the effects of increased competition in our market; our ability to attract new end customers and retain and grow sales from our existing end customers; our customer needs and our response to those needs; our ability to form new, and maintain and strengthen existing, strategic alliances and partnerships and address macroeconomic supply chain shortages, including our relationships with our channel partners and original equipment manufacturers, and the impact of any changes to such relationships on our business, operations and financial results; the benefits and capabilities of our platform, solutions, products, services and technology, including the interoperability and availability of our solutions with and on third-party platforms; our plans and expectations regarding new solutions, products, services, product features and technology, including those that are still under development or in process; our plans regarding, and the timing and success of, our customer, partner, industry, analyst, investor and employee events and the impact thereof on our business, operations, and financial results; and our decision to use new or different metrics, or to make adjustments to the metrics we use, to supplement our financial reporting, and the impact thereof.

These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of these forward-looking statements depends upon future events and involves risks, uncertainties, and other factors, including factors that may be beyond our control, that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: failure to successfully implement or realize the full benefits of, or unexpected difficulties or delays in successfully implementing or realizing the full benefits of, our business plans, strategies, initiatives, vision, and objectives; our ability to achieve, sustain and/or manage future growth effectively; our ability to remediate the identified material weakness; matters arising out of or relating to the Audit Committee investigation (including risks associated with litigation and any regulatory investigations and proceedings); delays or unexpected accelerations in our current and future business model transitions; our ability to resolve the third-party software usage matter within estimates; our ability to implement remedial measures; the rapid evolution of the markets in which we compete, including the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; failure to timely and successfully meet our customer needs; delays in or lack of customer or market acceptance of our new solutions, products, services, product features or technology; macroeconomic or geopolitical uncertainty, including supply chain issues; factors that could result in the significant fluctuation of our future quarterly operating results, including, among other things, anticipated changes to our revenue and product mix, including changes as a result of our transition to a subscription-based business model, the timing and magnitude of orders, shipments and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing and availability of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions, attrition among sales representatives or other employees; and other risks detailed in our Annual Report on Form 10-K for the fiscal year ended July 31, 2022 filed with the U.S. Securities and Exchange Commission, or the SEC, on September 21, 2022, our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2022 filed with the SEC on December 7, 2022, and our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2023 filed with the SEC on May 24, 2023. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2023, which should be read in conjunction with this press release and the financial results included herein. Our SEC filings are available on the Investor Relations section of our website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any of these forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix offers a single platform to run all your apps and data across multiple clouds while simplifying operations and reducing complexity. Trusted by companies worldwide, Nutanix powers hybrid multicloud environments efficiently and cost effectively. This enables companies to focus on successful business outcomes and new innovations. Learn more at Nutanix.com.

© 2023 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or unregistered trademarks of Nutanix, Inc. in the United States and other countries. Other brand names and marks mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s). This press release contains links to external websites that are not part of Nutanix.com. Nutanix does not control these sites and disclaims all responsibility for the content or accuracy of any external site. Our decision to link to an external site should not be considered an endorsement of any content on such a site.

NUTANIX, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	As of
	July 31, 2022	April 30, 2023
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$402,850	$439,918
Short-term investments	921,429	918,570
Accounts receivable, net	124,559	135,073
Deferred commissions—current	115,356	113,736
Prepaid expenses and other current assets	93,787	121,611
Total current assets	1,657,981	1,728,908
Property and equipment, net	113,440	115,465
Operating lease right-of-use assets	118,740	97,804
Deferred commissions—non-current	252,234	236,935
Intangible assets, net	15,829	7,334
Goodwill	185,260	185,260
Other assets—non-current	22,265	24,291
Total assets	$2,365,749	$2,395,997
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$44,931	$34,235
Accrued compensation and benefits	149,811	152,167
Accrued expenses and other current liabilities	59,568	108,965
Deferred revenue—current	720,993	806,002
Operating lease liabilities—current	39,801	31,481
Convertible senior notes, net—current	145,456	—
Total current liabilities	1,160,560	1,132,850
Deferred revenue—non-current	724,545	737,338
Operating lease liabilities—non-current	89,782	73,036
Convertible senior notes, net	1,156,205	1,207,296
Other liabilities—non-current	35,161	34,544
Total liabilities	3,166,253	3,185,064
Stockholders’ deficit:
Common stock	6	6
Additional paid-in capital	3,583,928	3,834,845
Accumulated other comprehensive income	(6,076)	(4,283)
Accumulated deficit	(4,378,362)	(4,619,635)
Total stockholders’ deficit	(800,504)	(789,067)
Total liabilities and stockholders’ deficit	$2,365,749	$2,395,997

NUTANIX, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2022	2023	2022	2023
	(in thousands, except per share data)
Revenue:
Product	$199,616	$212,507	$588,872	$671,619
Support, entitlements and other services	204,042	236,074	606,384	697,066
Total revenue	403,658	448,581	1,195,256	1,368,685
Cost of revenue:
Product (1)(2)	13,739	12,430	43,056	40,452
Support, entitlements and other services (1)	66,110	69,999	198,208	211,277
Total cost of revenue	79,849	82,429	241,264	251,729
Gross profit	323,809	366,152	953,992	1,116,956
Operating expenses:
Sales and marketing (1)(2)	234,623	229,261	726,475	695,271
Research and development (1)	142,334	143,016	428,731	434,760
General and administrative (1)	39,552	52,515	123,871	182,728
Total operating expenses	416,509	424,792	1,279,077	1,312,759
Loss from operations	(92,700)	(58,640)	(325,085)	(195,803)
Other expense, net	(15,676)	(7,168)	(309,557)	(30,696)
Loss before provision for income taxes	(108,376)	(65,808)	(634,642)	(226,499)
Provision for income taxes	3,611	5,161	12,967	14,774
Net loss	$(111,987)	$(70,969)	$(647,609)	$(241,273)
Net loss per share attributable to Class A and Class B common stockholders—basic and diluted (3)	$(0.50)	$(0.30)	$(2.96)	$(1.04)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders—basic and diluted (3)	222,473	234,735	218,888	231,702
____________________
(1) Includes the following stock-based compensation expense:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2022	2023	2022	2023
	(in thousands)
Product cost of revenue	$1,830	$1,831	$5,529	$6,103
Support, entitlements and other services cost of revenue	7,307	6,565	23,564	20,083
Sales and marketing	25,463	19,383	80,975	63,425
Research and development	35,467	32,003	109,709	107,116
General and administrative	14,439	13,126	43,321	42,426
Total stock-based compensation expense	$84,506	$72,908	$263,098	$239,153
(2) Includes the following amortization of intangible assets:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2022	2023	2022	2023
	(in thousands)
Product cost of revenue	$3,368	$2,438	$10,212	$7,779
Sales and marketing	651	169	1,953	716
Total amortization of intangible assets	$4,019	$2,607	$12,165	$8,495

(3) Effective January 3, 2022, all of the then outstanding shares of Nutanix, Inc. Class B common stock were automatically converted into the same number of shares of Nutanix, Inc. Class A common stock.

NUTANIX, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended April 30,
	2022	2023
	(in thousands)
Cash flows from operating activities:
Net loss	$(647,609)	$(241,273)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	67,123	59,078
Stock-based compensation	263,098	239,153
Change in fair value of derivative liability	198,038	—
Loss on debt extinguishment	64,910	—
Amortization of debt discount and issuance costs	29,929	31,767
Operating lease cost, net of accretion	27,496	27,065
Early exit of lease-related assets	—	(1,109)
Non-cash interest expense	14,408	14,772
Other	7,181	(6,275)
Changes in operating assets and liabilities:
Accounts receivable, net	4,193	(4,768)
Deferred commissions	(10,377)	16,919
Prepaid expenses and other assets	(31,723)	(33,858)
Accounts payable	4,159	(5,106)
Accrued compensation and benefits	(46,379)	2,356
Accrued expenses and other liabilities	5,570	53,451
Operating leases, net	(35,743)	(30,134)
Deferred revenue	115,265	92,056
Net cash provided by operating activities	29,539	214,094
Cash flows from investing activities:
Maturities of investments	778,914	722,983
Purchases of investments	(794,180)	(711,253)
Sales of investments	17,999	—
Purchases of property and equipment	(34,279)	(52,603)
Net cash used in investing activities	(31,546)	(40,873)
Cash flows from financing activities:
Proceeds from sales of shares through employee equity incentive plans	66,644	23,268
Taxes paid related to net share settlement of equity awards	—	(10,214)
Repayment of convertible notes	—	(145,704)
Payments of debt extinguishment costs	(14,709)	—
Proceeds from unwinding of convertible note hedges	39,880	—
Payments for unwinding of warrants	(18,390)	—
Proceeds from the issuance of convertible notes, net of issuance costs	88,687	—
Repurchases of common stock	(58,570)	—
Payment of finance lease obligations	(626)	(3,711)
Net cash provided by (used in) financing activities	102,916	(136,361)
Net increase in cash, cash equivalents and restricted cash	$100,909	$36,860
Cash, cash equivalents and restricted cash—beginning of period	288,873	405,862
Cash, cash equivalents and restricted cash—end of period	$389,782	$442,722
Restricted cash (1)	3,061	2,804
Cash and cash equivalents—end of period	$386,721	$439,918
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$17,101	$21,578
Supplemental disclosures of non-cash investing and financing information:
Purchases of property and equipment included in accounts payable and accrued and other liabilities	$20,026	$16,214
Finance lease liabilities arising from obtaining right-of-use assets	$11,159	$13,408
____________________
(1) Included within other assets—non-current in the condensed consolidated balance sheets.

Reconciliation of Revenue to Billings (Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2022	2023	2022	2023
	(in thousands)
Total revenue	$403,658	$448,581	$1,195,256	$1,368,685
Change in deferred revenue	44,297	13,333	115,265	92,056
Total billings	$447,955	$461,914	$1,310,521	$1,460,741

Disaggregation of Revenue and Billings (Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2022	2023	2022	2023
	(in thousands)
Disaggregation of revenue:
Subscription revenue	$370,496	$417,516	$1,083,141	$1,271,388
Non-portable software revenue	9,368	8,345	38,247	27,003
Hardware revenue	1,329	619	5,245	2,473
Professional services revenue	22,465	22,101	68,623	67,821
Total revenue	$403,658	$448,581	$1,195,256	$1,368,685
Disaggregation of billings:
Subscription billings	$412,720	$428,959	$1,199,447	$1,364,752
Non-portable software billings	9,368	8,345	38,247	27,003
Hardware billings	1,329	619	5,245	2,473
Professional services billings	24,538	23,991	67,582	66,513
Total billings	$447,955	$461,914	$1,310,521	$1,460,741

Subscription — Subscription revenue includes any performance obligation which has a defined term, and is generated from the sales of software entitlement and support subscriptions, subscription software licenses and cloud-based Software as a Service, or SaaS offerings.

  Ratable — We recognize revenue from software entitlement and support subscriptions and SaaS offerings ratably over the contractual service period, the substantial majority of which relate to software entitlement and support subscriptions.
  Upfront — Revenue from our subscription software licenses is generally recognized upfront upon transfer of control to the customer, which happens when we make the software available to the customer.

Non-portable software — Non-portable software revenue includes sales of our enterprise cloud platform when delivered on a configured-to-order appliance by us or one of our OEM partners. The software licenses associated with these sales are typically non-portable and have a term equal to the life of the appliance on which the software is delivered. Revenue from our non-portable software products is generally recognized upon transfer of control to the customer.

Hardware — In transactions where we deliver the hardware appliance, we consider ourselves to be the principal in the transaction and we record revenue and costs of goods sold on a gross basis. We consider the amount allocated to hardware revenue to be equivalent to the cost of the hardware procured. Hardware revenue is generally recognized upon transfer of control to the customer.

Professional services — We also sell professional services with our products. We recognize revenue related to professional services as they are performed.

Annual Contract Value Billings and Annual Recurring Revenue (Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2022	2023	2022	2023
	(in thousands)
Annual Contract Value Billings (ACV Billings)	$204,724	$239,810	$577,519	$698,378
Annual Recurring Revenue (ARR)	$1,114,420	$1,467,178	$1,114,420	$1,467,178
Reconciliation of Subscription and Professional Services Revenue to Subscription and Professional Services Billings (Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2022	2023	2022	2023
	(in thousands)
Subscription revenue	$370,496	$417,516	$1,083,141	$1,271,388
Change in subscription deferred revenue	42,224	11,443	116,306	93,364
Subscription billings	$412,720	$428,959	$1,199,447	$1,364,752

Professional services revenue	$22,465	$22,101	$68,623	$67,821
Change in professional services deferred revenue	2,073	1,890	(1,041)	(1,308)
Professional services billings	$24,538	$23,991	$67,582	$66,513

Reconciliation of GAAP to Non-GAAP Profit Measures (Unaudited)

	GAAP	Non-GAAP Adjustments					Non-GAAP
	Three Months Ended April 30, 2023	(1)	(2)	(3)	(4)	(5)	Three Months Ended April 30, 2023
	(in thousands, except percentages and per share data)
Gross profit	$366,152	$8,396	$2,438	$—	$—	$—	$376,986
Gross margin	81.6%	1.9%	0.5%	—	—	—	84.0%
Operating expenses:
Sales and marketing	229,261	(19,383)	(169)	—	—	—	209,709
Research and development	143,016	(32,003)	—	—	—	—	111,013
General and administrative	52,515	(13,126)	—	(314)	—	—	39,075
Total operating expenses	424,792	(64,512)	(169)	(314)	—	—	359,797
(Loss) income from operations	(58,640)	72,908	2,607	314	—	—	17,189
Operating margin	(13.1)%	16.2%	0.6%	0.1%	—	—	3.8%
Net (loss) income	$(70,969)	$72,908	$2,607	$314	$16,188	$669	$21,717
Weighted shares outstanding, basic	234,735						234,735
Weighted shares outstanding, diluted (6)	234,735						282,362
Net (loss) income per share, basic	$(0.30)	$0.31	$0.01	$-	$0.07	$-	$0.09
Net (loss) income per share, diluted	$(0.30)						$0.08
____________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Litigation settlement accrual and legal fees
(4)	Amortization of debt discount and issuance costs and interest expense related to convertible senior notes
(5)	Income tax effect primarily related to stock-based compensation expense
(6)	Includes 47,627 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans
	GAAP	Non-GAAP Adjustments							Non-GAAP
	Nine Months Ended April 30, 2023	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Nine Months Ended April 30, 2023
	(in thousands, except percentages and per share data)
Gross profit	$1,116,956	$26,186	$7,779	$—	$230	$—	$—	$—	$1,151,151
Gross margin	81.6%	1.9%	0.6%	—	—	—	—	—	84.1%
Operating expenses:
Sales and marketing	695,271	(63,425)	(716)	—	(3,283)	—	—	—	627,847
Research and development	434,760	(107,116)	—	—	(1,661)	—	—	—	325,983
General and administrative	182,728	(42,426)	—	(1,726)	(129)	(38,499)	—	—	99,948
Total operating expenses	1,312,759	(212,967)	(716)	(1,726)	(5,073)	(38,499)	—	—	1,053,778
(Loss) income from operations	(195,803)	239,153	8,495	1,726	5,303	38,499	—	—	97,373
Operating margin	(14.3)%	17.5%	0.6%	0.1%	0.4%	2.8%	—	—	7.1%
Net (loss) income	$(241,273)	$239,153	$8,495	$1,726	$5,303	$38,499	$47,805	$1,716	$101,424
Weighted shares outstanding, basic	231,702								231,702
Weighted shares outstanding, diluted (8)	231,702								279,238
Net (loss) income per share, basic	$(1.04)	$1.02	$0.04	$0.01	$0.02	$0.17	$0.21	$0.01	$0.44
Net (loss) income per share, diluted	$(1.04)								$0.36
____________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Costs related to early exit of existing leases
(4)	Restructuring charges
(5)	Litigation settlement accrual and legal fees
(6)	Amortization of debt discount and issuance costs and interest expense related to convertible senior notes
(7)	Income tax effect primarily related to stock-based compensation expense
(8)	Includes 47,536 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans

	GAAP	Non-GAAP Adjustments					Non-GAAP
	Three Months Ended April 30, 2022	(1)	(2)	(3)	(4)	(5)	Three Months Ended April 30, 2022
	(in thousands, except percentages and per share data)
Gross profit	$323,809	$9,137	$3,368	$—	$—	$—	$336,314
Gross margin	80.2%	2.3%	0.8%	—	—	—	83.3%
Operating expenses:
Sales and marketing	234,623	(25,463)	(651)	—	—	—	208,509
Research and development	142,334	(35,467)	—	—	—	—	106,867
General and administrative	39,552	(14,439)	—	1,578	—	—	26,691
Total operating expenses	416,509	(75,369)	(651)	1,578	—	—	342,067
Loss from operations	(92,700)	84,506	4,019	(1,578)	—	—	(5,753)
Operating margin	(23.0)%	21.0%	1.0%	(0.4)%	—	—	(1.4)%
Net loss	$(111,987)	$84,506	$4,019	$(1,578)	$15,325	$(940)	$(10,655)
Weighted shares outstanding, basic and diluted	222,473						222,473
Net loss per share, basic and diluted	$(0.50)	$0.37	$0.02	$(0.01)	$0.07	$-	$(0.05)
____________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Other
(4)	Amortization of debt discount and issuance costs and interest expense related to convertible senior notes
(5)	Income tax effect primarily related to stock-based compensation expense and release of acquisition-related unrecognized tax positions
	GAAP	Non-GAAP Adjustments							Non-GAAP
	Nine Months Ended April 30, 2022	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Nine Months Ended April 30, 2022
	(in thousands, except percentages and per share data)
Gross profit	$953,992	$29,093	$10,212	$—	$—	$—	$—	$—	$993,297
Gross margin	79.8%	2.4%	0.9%	—	—	—	—	—	83.1%
Operating expenses:
Sales and marketing	726,475	(80,975)	(1,953)	—	—	—	—	—	643,547
Research and development	428,731	(109,709)	—	—	—	—	—	—	319,022
General and administrative	123,871	(43,321)	—	(432)	—	—	—	—	80,118
Total operating expenses	1,279,077	(234,005)	(1,953)	(432)	—	—	—	—	1,042,687
Loss from operations	(325,085)	263,098	12,165	432	—	—	—	—	(49,390)
Operating margin	(27.2)%	22.1%	1.0%	0.0%	—	—	—	—	(4.1)%
Net loss	$(647,609)	$263,098	$12,165	$432	$198,038	$45,207	$64,911	$(247)	$(64,005)
Weighted shares outstanding, basic and diluted	218,888								218,888
Net loss per share, basic and diluted	$(2.96)	$1.20	$0.06	$-	$0.90	$0.21	$0.30	$-	$(0.29)
____________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Other
(4)	Change in fair value of derivative liability
(5)	Amortization of debt discount and issuance costs and interest expense related to convertible senior notes
(6)	Loss on debt extinguishment
(7)	Income tax effect primarily related to stock-based compensation expense and release of acquisition-related unrecognized tax positions

Reconciliation of GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow (Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2022	2023	2022	2023
	(in thousands)
Net cash (used in) provided by operating activities	$(3,167)	$74,497	$29,539	$214,094
Purchases of property and equipment	(16,889)	(21,831)	(34,279)	(52,603)
Free cash flow	$(20,056)	$52,666	$(4,740)	$161,491

Correction to Prior Period Financial Statements (Unaudited)

The prior period amounts included in the tables above reflect the corrections made as a result of the investigation related to third-party software usage. Prior period amounts have been corrected as follows:

	As of July 31, 2022
	As Previously Reported	Adjustments	As Corrected
	(in thousands)
Condensed Consolidated Balance Sheet:
Accrued expenses and other current liabilities	$49,232	$10,336	$59,568
Total current liabilities	$1,150,224	$10,336	$1,160,560
Total liabilities	$3,155,917	$10,336	$3,166,253
Accumulated deficit	$(4,368,026)	$(10,336)	$(4,378,362)
Total stockholders’ deficit	$(790,168)	$(10,336)	$(800,504)
	Three Months Ended April 30, 2022
	As Previously Reported	Adjustments	As Corrected
	(in thousands)
Condensed Consolidated Statement of Operations:
Sales and marketing	$234,530	$93	$234,623
Research and development	$142,075	$259	$142,334
Total operating expenses	$416,157	$352	$416,509
Loss from operations	$(92,348)	$(352)	$(92,700)
Loss before provision for income taxes	$(108,024)	$(352)	$(108,376)
Net loss	$(111,635)	$(352)	$(111,987)
Net loss per share attributable to Class A and Class B common stockholders—basic and diluted	$(0.50)	$(0.00)	$(0.50)
	Nine Months Ended April 30, 2022
	As Previously Reported	Adjustments	As Corrected
	(in thousands)
Condensed Consolidated Statement of Operations:
Sales and marketing	$726,196	$279	$726,475
Research and development	$427,949	$782	$428,731
Total operating expenses	$1,278,016	$1,061	$1,279,077
Loss from operations	$(324,024)	$(1,061)	$(325,085)
Loss before provision for income taxes	$(633,581)	$(1,061)	$(634,642)
Net loss	$(646,548)	$(1,061)	$(647,609)
Net loss per share attributable to Class A and Class B common stockholders—basic and diluted	$(2.95)	$(0.01)	$(2.96)
	Three Months Ended April 30, 2022
	As Previously Reported	Adjustments	As Corrected
	(in thousands)
Condensed Consolidated Statement of Cash Flows:
Net loss	$(111,635)	$(352)	$(111,987)
Accrued expenses and other liabilities	$7,880	$352	$8,232
	Nine Months Ended April 30, 2022
	As Previously Reported	Adjustments	As Corrected
	(in thousands)
Condensed Consolidated Statement of Cash Flows:
Net loss	$(646,548)	$(1,061)	$(647,609)
Accrued expenses and other liabilities	$4,509	$1,061	$5,570

Contacts

Investor Contact:
Richard Valera
ir@nutanix.com

Media Contact:
Jennifer Massaro
pr@nutanix.com